UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 3, 2017

BIOLASE, INC.

Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Cromwell, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 949-361-1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 3, 2017, the Company issued a press release announcing the terms of the Company’s previously announced rights offering to holders of shares of its common stock. The rights offering will be made through the Company’s distribution to its existing shareholders of non-transferable subscription rights to purchase their pro rata portion of newly issued shares of the Company’s common stock.

Each shareholder will receive subscription rights exercisable for each share of the Company’s common stock owned as of 5:00 p.m., Eastern Time, on November 8, 2017, the record date. Each whole subscription right will entitle the holder to purchase one share of the Company’s common stock at a subscription price per share that is a 20% discount to the closing price of our common stock as reported on the NASDAQ Capital Market on November 8, 2017, with the subscription period expiring at 5:00 p.m., Eastern Time, on November 29, 2017, unless extended.

The rights offering also will include an over-subscription privilege, which permits each rights holder that exercises the basic subscription privilege in full the option to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering, subject to allotment.

Certain affiliates of Larry Feinberg and certain affiliates of Jack Schuler have each agreed with the Company to exercise their respective basic subscription rights and any available over-subscription privilege pursuant to the rights offering in an amount not less than $3,000,000 and $3,000,000, respectively.

The purpose of the rights offering is to raise equity capital in a cost-effective manner that gives all of the Company’s existing stockholders the opportunity to participate on a pro rata basis. The net proceeds of the offering will be used for the Company’s general working capital needs. If the rights offering is successful, the Company expects to receive gross proceeds of approximately $8,000,000 to $12,000,000 before expenses.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement is declared effective. When it becomes available, a copy of the prospectus forming a part of the Registration Statement may be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the rights offering, Georgeson LLC, toll free at (800) 561-3991. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Statements contained in this Current Report on Form 8-K that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this Current Report on Form 8-K concerning prospects related to the Company’s strategic initiatives and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s current expectations regarding existing trends, and its strategic initiatives, and speak only as of the date of this Current Report on Form 8-K. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that may be detailed, from time-to-time, in the Company’s reports filed with the SEC. The Company does not undertake any responsibility to revise or update any forward-looking statements contained herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Registrant on November 3, 2017, entitled “BIOLASE Announces Terms of Rights Offering” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, Inc.

	By:	/s/ Harold C. Flynn, Jr.
Date: November 3, 2017		Name: Harold C. Flynn, Jr.
Title: President and CEO